Exhibit 10.1

AMENDMENT
TO THE DOMINION ENERGY, INC. DEFERRED COMPENSATION PLAN

WHEREAS, Dominion Energy, Inc. (the “Company”) sponsors the Dominion Energy, Inc. Deferred Compensation Plan (the “Plan”), has the power to amend the Plan and now wishes to do so;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of September 23, 2021:

1.Section 8 of the Adoption Agreement is hereby amended in its entirety as follows:

8.Definition of Compensation for Purposes of Making Plan Contributions:

☐	Same definition of Compensation as in Employer’s 401(k) Plan for purposes of Excess Compensation deferrals, Matching Contributions and Nonelective Contributions.
☐

Participant’s total wages, salary, commissions, overtime, bonus, etc. for a given year which the Employer is required to report on Form W-2 or other appropriate form, (or, in the case of Board members, Board fees and retainer only, but not including expense reimbursements)(or, in the case of Other Service Providers, the Participant’s total remuneration from the Employer for a given year pursuant to the agreement to provide services to the Employer), earned while the Participant is an Eligible Individual as determined by the Employer.

☒

Other [enter description]:  For purposes of Participant Deferrals (but not Matching Contributions or Nonelective Contributions), annual cash bonuses under the Employer’s Annual Incentive Plan and Long-Term Incentive Awards.

2.Section 10 of the Adoption Agreement is hereby amended in its entirety as follows:

10.Employer Contributions [select all that apply]:

☐	(a)No Employer Contributions.
☒	(b)Matching Contributions [enter description of matching formula below and also complete Items 11 and 12]

See Exhibit A for Matching Contribution formula; Marching Contributions are only credited on Excess Compensation deferrals, and only credited for participants who do not elect prior to the start of the year (or at such other time as the participant’s deferral election for Excess Compensation for the year is due) to receive such Matching Contributions in cash.

☒	(c)Employer Contributions other than Matching Contributions [enter description of Employer Contribution formula below and complete Item 13]

See Exhibit C for Nonelective Contributions.

3.Section 13 of the Adoption Agreement is hereby amended in its entirety as follows:

13.Vesting Schedule of Employer Contributions (Other Than Matching Contributions).  If Employer Contributions (other than Matching Contributions) are made to the Plan, select the rate at which such Contributions will vest [select one]:

☐Immediate 100% vesting for all Participants.
☒	“Cliff” vesting (0% up to cliff; 100% after cliff) [select one]:
☐ 1 year cliff (less than 1 year 0%; 1 or more years 100%)
☐ 2 year cliff (less than 2 years 0%; 2 or more years 100%)
☒ Other cliff (enter number of years: less than 3 years 0%; 3 or more years 100%)
☐	“Graded” vesting [enter vesting percentages]:

1 year       %6 years        %11 years      %

2 years      %7 years        %12 years      %

3 years      %8 years        %13 years      %

4 years      %9 years        %14 years      %

5 years      %10 years      %15 years      %

☒Other vesting schedule: [describe schedule – subject to approval] Participant Deferrals of Long-Term Incentive Awards are subject to the vesting schedule and other vesting terms and conditions for such awards as set forth in the applicable award agreements.

4.Sections 14, 15 and 16 of the Adoption Agreement are each hereby amended by adding the phrase “and Nonelective Contributions” after each reference to “Matching Contributions” therein.

5.Exhibit A of the Plan is hereby amended in its entirety as follows:

Exhibit A - Matching Contribution Formula

Matching formula will track the same formulas applicable with respect to a given Participant under the terms of the Dominion Energy Salaried Savings Plan as in effect from time to time, which are currently generally as follows:

Hired/rehired before 1/1/08 with less than 20 years of service (excluding SCANA Participants):

50% of Excess Compensation deferrals up to 6% of Excess Compensation

Hired/rehired before 1/1/08 with 20 or more years of service (excluding SCANA Participants):

66.7% of Excess Compensation deferrals up to 6% of Excess Compensation

Hired/rehired on or after 1/1/08 and before 7/1/21 (excluding SCANA FAP Participants and Electing Participants):

100% of Excess Compensation deferrals up to the following limits:

Years of Service	Percentage of Excess Compensation
Less than 5 years	4%
5 years but less than 15 years	5%
15 years but less than 25 years	6%
25 years or more	7%

Hired/rehired on or after 7/1/21 and Electing Participants:

100% of Excess Compensation deferrals up to the following limits:

Years of Service	Percentage of Excess Compensation
Less than 5 years	4%
5 years or more	5%

“Electing Participants” means any pre-7/1/21 hired/rehired participants in the cash balance formula under the Dominion Energy Pension Plan who irrevocably elect in accordance with procedures established by the Company to participate solely in the Dominion Energy Salaried Savings Plan, effective as of the effective date of such election.

SCANA FAP Participants:

100% of Excess Compensation deferrals up to 6% of Excess Compensation

6.A new Exhibit C is hereby added to the Plan as follows:

Exhibit C – Nonelective Contribution Formula

The Nonelective Contribution formula will track the same formula applicable with respect to a given Participant under the terms of the Dominion Energy Salaried Savings Plan as in effect from time to time, which is currently generally as follows:

Years of Service	Percentage of Excess Compensation
Less than 5 years	4%
5 years or more	5%

Nonelective Contributions shall only be made with respect to an eligible Participant’s Excess Compensation.

Only Participants who are eligible for employer nonelective contributions under the Dominion Energy Salaried Savings Plan (generally, Participants hired or rehired on or after July 1, 2021 or Electing Participants, as defined in Exhibit A, in each case who meet the eligibility requirements for nonelective contributions under the Dominion Energy Salaried Savings Plan) shall be eligible for Nonelective Contributions under the Plan.

7.In all other respects, the Plan is hereby ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of September 23, 2021.

DOMINION ENERGY, INC.

By:/s/ Carter M. Reid

Name:Carter M. Reid

Its:Executive Vice President, Chief of Staff and Corporate Secretary and

President – Dominion Energy Services